UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2007
                                                   -------------

                Epicus Communication Group, Inc., Inc.
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     (Exact name of registrant as specified in its charter)

           Florida               333-71008          59-2564162
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(State or other jurisdiction    (Commission        (IRS Employer
   of incorporation)            File Number)     Identification No.)


610 Crescent Executive Court - Suite 300 - Lake Mary,  Florida  32746
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          (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (561) 688-0440
                                                    --------------

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

To continue increasing the operating cash available to grow the company's customer base; on July 11, 2007 the Board of Directors unanimously agreed to sell $160,000 in convertible debentures to its current primary lender, a group of funds managed by "The NIR Group", at a variable price of $.25 per share or a discount to the market of 65% whichever is the lesser." With the exception of the amount of $160,000 and the "due and payable" date of July 16, 2010, the terms of the sale are the same as the Convertible Debenture Agreement dated December 7, 2005, between Epicus and a group of funds managed by The N.I.R Group. The original entire above mentioned convertible debenture agreement was included in the company's form 8K filed on December 14, 2005, and is included herein by reference.



                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPICUS COMMUNICATION GROUP, INC., INC.

Date: July 16, 2007
                                 By: /s/ Mark Schaftlein
                                 ---------------------------
                                 Name:   Mark Schaftlein
                                 Title:  CEO/Director




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